Ultra Petroleum Announces Fourth Quarter And Full Year 2013 Financial And Operating Results, Board Of Directors Approve 2014 Capital Investment Program

Company Provides 2014 Financial and Operational Guidance

HOUSTON, Feb. 20, 2014 /PRNewswire/ -- Ultra Petroleum Corp. (NYSE: UPL) continued to deliver strong financial and operating performance for both the fourth quarter and full-year 2013. Highlights include:

  Closed $649.8 million Uinta Basin oil acquisition
  Completed debut public debt offering of $450.0 million priced at 5.75%
  Produced 232.1 Bcfe of natural gas and crude oil
  Generated operating cash flow(1) of $506.3 million during 2013
  Earnings of $253.2 million for the year ended December 31, 2013, or $1.64 per diluted share – adjusted(2)
  Positive margins in 2013 (adjusted): 55 percent cash flow margin(4) and 28 percent net income margin(3)

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Fourth Quarter Results

During the fourth quarter of 2013, Ultra Petroleum produced 56.8 billion cubic feet equivalent (Bcfe) of natural gas and crude oil. The company's fourth quarter production was comprised of 54.8 billion cubic feet (Bcf) of natural gas and 331.3 thousand barrels (Mbbls) of crude oil and condensate.

The company's average realized natural gas price during the quarter was $3.58 per thousand cubic feet (Mcf), including realized gains and losses on commodity hedges. Ultra's realized crude oil and condensate price in the fourth quarter of 2013 was $88.66 per barrel (Bbl).

Ultra Petroleum reported operating cash flow(1) of $130.4 million, or $0.84 per diluted share during the fourth quarter. Adjusted net income(2) was $64.9 million, or $0.42 per diluted share for the quarter.

2013 Results

Ultra produced 232.1 Bcfe for the year ended December 31, 2013, comprised of 224.9 Bcf of natural gas and 1.2 million barrels (MMbbls) of crude oil and condensate.

The company's realized natural gas price for the year was $3.57 per Mcf, including realized gains and losses on commodity hedges. The average realized crude oil and condensate price in 2013 was $91.25 per Bbl.

Ultra Petroleum reported 2013 operating cash flow(1) of $506.3 million, or $3.28 per diluted share. Adjusted net income(2) was $253.2 million, or $1.64 per diluted share for the twelve month period in 2013.

"For our company, 2013 was a transitional year, as we experienced the bottoming of the natural gas commodity cycle and the correct response of reduced capital investments over the past two years. With that behind us, we are poised to return to profitable growth and expanding margins. As we look ahead to 2014, we are anticipating 40 percent EBITDA and cash flow growth. A significant driver of this growth will be a tripling of our oil production through development of our Uinta Basin oil asset," stated Michael D. Watford, Chairman, President and Chief Executive Officer.

Wyoming - Operational Highlights

During the fourth quarter, Ultra Petroleum and its partners drilled 27 gross (16 net) Wyoming Lance wells and placed on production 31 gross (14 net) wells. The fourth quarter average initial production (IP) rate for new operated wells brought online was 8.0 million cubic feet equivalent (MMcfe) per day.

For the year, Ultra and its partners drilled 127 gross (62 net) Wyoming Lance wells and placed on production 140 gross (67 net) wells. The company produced a total of 164.4 Bcfe in Wyoming, averaging 450 MMcfe per day.

The company realized further well cost savings during the fourth quarter. The average cost to drill and complete a well was $3.6 million, a $200,000 cost reduction from the third quarter average.

Ultra's third new-build operated rig arrived in November and subsequently spud its first well. The company averaged 11.0 days to drill an operated well in the fourth quarter, as measured by spud to total depth (TD). Total days per well, measured by rig-release to rig-release, averaged 13.7 days in the fourth quarter.

Pennsylvania - Operational Highlights

Ultra brought online 12 gross (6 net) wells during the fourth quarter 2013. The company's net production remained flat to third quarter levels averaging 173 MMcfe per day. A three-well pad came online with average IP rates of 8.6 MMcfe per day.

During the year, Ultra and its joint venture partner drilled 22 gross (11 net) horizontal Marcellus wells and brought online 42 gross (21 net) wells. The average IP rate for the new Marcellus wells brought online was 6.3 MMcfe per day. The company produced a total of 67.4 Bcfe from the Marcellus, averaging 185 MMcfe per day for the year.

Financial Strength

Ultra Petroleum exited the fourth quarter with 81 percent of the company's outstanding borrowings comprised of long-term, fixed-rate debt with an average remaining term of 6 years and a 5.6 percent weighted average coupon rate.

During the fourth quarter, the company financed the acquisition of its Uinta Basin acquisition through borrowings of $200.0 million under its senior bank facility at its operating subsidiary, Ultra Resources, Inc., together with the issuance of $450.0 million in aggregate principal amount of senior unsecured notes due 2018 (issued by the parent company, Ultra Petroleum Corp.) in a private placement. The new notes were priced at par with a coupon of 5.75 percent. The notes are not guaranteed by the company's subsidiaries and so are structurally subordinated to the debt and other obligations of the company's subsidiaries. The operative financial covenant for the company is now effectively the interest coverage covenant of 2.25 times in the new senior notes. The size of the offering was increased from the previously announced $400.0 million aggregate principal amount. Ultra closed the transaction on December 12, 2013.

"We are very pleased with our debut public debt offering, the market's receptivity and the way in which our notes have traded. This offering provides a strong foundation for funding future growth," commented Mark Smith, Senior Vice President and Chief Financial Officer.

Commodity Hedges

The company entered into fixed price swaps for 2014 including 118.4 Bcf of natural gas hedged at a weighted average price of $4.20 per Mcf. Ultra also layered on crude oil hedges of 1,231 Mbbls at a weighted average price of $92.36 per Bbl. Additional details of the company's current hedge positions are available in the financial tables section of the news release. The company opportunistically hedges a portion of its forecasted production to lessen the volatility associated with swings in commodity prices and improve the certainty of cash flows in support of its capital investment program.

2014 Capital Investment Program

The board of directors approved Ultra's 2014 capital investment program of $560.0 million for the year. The company plans to allocate its capital investments according to the table below:

2014 Capital Investment Program ($ millions)
Development drilling
Rockies	$ 395
Uinta	95
Appalachia	25
Total development drilling	515
Gathering and facilities	5
Land	2
Corporate	38
Total Capital Budget	$ 560

New Ventures Update

On October 21, 2013, the company announced it signed a definitive purchase and sale agreement to acquire oil-producing properties located in the Uinta Basin. The properties were acquired for $649.8 million and the transaction closed on December 12, 2013 with an effective date of October 1, 2013. Ultra increased its planned capital investments for 2014 in the Uinta Basin to $95.0 million to account for the increase in number of planned wells drilled due to reduced drilling times.

First Quarter and Full-Year 2014 Production Guidance

Ultra's 2014 annual production is expected to range between 243 – 253 Bcfe. First quarter production is expected to range 56 – 58 Bcfe. The following table details estimated production by region for 2014, based on the mid-point of the company's guidance range:

Region	Estimated Annual Production
Rockies	71%
Uinta	6%
Appalachia	23%

First Quarter 2014 Price Realizations and Differentials Guidance

In the first quarter of 2014, the company's realized natural gas price is expected to average 8 – 10 percent below the NYMEX price due to differentials, before consideration of any hedging activity. Realized pricing for crude oil and condensate is expected to be about 18 – 20 percent below the NYMEX price, prior to consideration of any hedging activity.

First Quarter 2014 Expense Guidance

Costs Per Mcfe	Q1 2014
Lease operating expenses	$ 0.42 – 0.46
Production taxes	$ 0.42 – 0.44
Gathering fees	$ 0.21 – 0.23
Total lease operating costs	$1.05 – 1.13

Transportation charges	$ 0.36 – 0.38
Depletion and depreciation	$ 1.12 – 1.18
General and administrative – total	$ 0.10 – 0.12
Interest and debt expense	$ 0.45 – 0.47
Total operating costs per Mcfe	$3.08 – 3.28

2014 Annual Income Tax Guidance

Ultra currently projects a zero percent book tax rate for 2014 and does not anticipate paying any cash taxes.

Conference Call Webcast Scheduled for February 20, 2014

Ultra Petroleum's fourth quarter 2013 results conference call will be available via live audio webcast at 11:00 a.m. Eastern Standard Time (10:00 Central Standard Time) Thursday, February 20, 2014. To listen to this webcast, log on to www.ultrapetroleum.com and follow the link to the webcast. The webcast replay and podcast will be archived on Ultra Petroleum's website through Thursday, May 1, 2014.

Financial tables to follow.

Ultra Petroleum Corp.
Consolidated Statements of Income (unaudited)
All amounts expressed in US$000's,
Except per unit data

	For the Year Ended		For the Quarter Ended
	December 31,		December 31,
	2013	2012	2013	2012
Volumes
Natural gas (Mcf)	224,911,733	249,309,503	54,842,202	58,395,676
Oil liquids (Bbls)	1,195,974	1,282,442	331,263	281,316
Mcfe - Total	232,087,577	257,004,155	56,829,780	60,083,572

Revenues
Natural gas sales	$824,266	$695,733	$195,829	$194,264
Oil sales	109,138	114,241	29,368	22,922
Total operating revenues	933,404	809,974	225,197	217,186

Expenses
Lease operating expenses	68,106	63,823	15,562	17,841
LGS operating lease expense	20,000	645	5,000	645
Production taxes	72,398	60,757	17,758	14,123
Gathering fees	52,074	59,004	13,674	12,413
Total lease operating costs	212,578	184,229	51,994	45,022

Transportation charges	82,797	84,470	20,886	20,993
Depletion and depreciation	243,390	388,985	62,398	74,871
Ceiling test and other impairments	-	2,972,464	-	496,502
General and administrative	12,606	14,348	3,333	2,870
Stock compensation	9,767	10,756	3,142	2,926
Total operating expenses	561,138	3,655,252	141,753	643,184

Other (expense) income, net	(357)	(1,765)	(306)	(1,738)
Contract cancellation fees	-	(15,469)	-	(6,248)
Interest and debt expense, net	(101,486)	(88,180)	(25,310)	(25,765)
Deferred gain on sale of liquids gathering system	10,553	-	2,638	-
Realized (loss) gain on commodity derivatives	(20,878)	303,966	196	43,728
Unrealized (loss) gain on commodity derivatives	(25,876)	(230,385)	(26,400)	(47,247)
Income (loss) before income taxes	234,222	(2,877,111)	34,262	(463,268)

Income tax provision (benefit) - current	(3,610)	7,936	(6,850)	4,550
Income tax provision (benefit) - deferred	(6)	(708,149)	(6)	4,215

Net income (loss)	$237,838	$(2,176,898)	$41,118	$(472,033)

Ceiling test and other impairments	$-	$2,972,464	$-	$496,502
Contract cancellation fees	-	15,469	-	6,248
Deferred gain on sale of liquids gathering system	(10,553)	-	(2,638)	-
Unrealized loss on commodity derivatives	25,876	230,385	26,400	47,247
Deferred tax benefit	(6)	(712,813)	(6)	(212)
Adjusted net income (2)	$253,155	$328,607	$64,874	$77,752

Operating cash flow (1)	$506,313	$713,116	$130,419	$149,297
(see non-GAAP reconciliation)

Weighted average shares (000's)
Basic	152,963	152,845	152,981	152,929
Fully diluted	154,426	152,845	154,591	152,929

Earnings per share
Net income - basic	$1.55	($14.24)	$0.27	($3.09)
Net income - fully diluted	$1.54	($14.24)	$0.27	($3.09)

Adjusted earnings per share (2)
Adjusted net income - basic	$1.66	$2.15	$0.42	$0.51
Adjusted net income - fully diluted	$1.64	$2.15	$0.42	$0.51

Cash flow per share (1)
Cash flow per share - basic	$3.31	$4.67	$0.85	$0.98
Cash flow per share - fully diluted	$3.28	$4.67	$0.84	$0.98

Realized Prices
Natural gas (Mcf), including realized gain (loss) on commodity derivatives	$3.57	$4.01	$3.58	$4.08
Natural gas (Mcf), excluding realized gain (loss) on commodity derivatives	$3.66	$2.79	$3.57	$3.33
Oil liquids (Bbls)	$91.25	$89.08	$88.66	$81.48

Costs Per Mcfe
Lease operating expenses	$0.38	$0.25	$0.36	$0.31
Production taxes	$0.31	$0.24	$0.31	$0.24
Gathering fees	$0.22	$0.23	$0.24	$0.21
Transportation charges	$0.36	$0.33	$0.37	$0.35
Depletion and depreciation	$1.05	$1.51	$1.10	$1.25
General and administrative - total	$0.10	$0.10	$0.11	$0.10
Interest and debt expense	$0.44	$0.34	$0.45	$0.43
	$2.86	$3.00	$2.94	$2.89

Note: Amounts on a per Mcfe basis may not total due to rounding.

Adjusted Margins
Adjusted Net Income (3)	28%	29%	29%	30%
Adjusted Operating Cash Flow Margin (4)	55%	64%	58%	57%

Ultra Petroleum Corp.
Supplemental Balance Sheet Data
All amounts expressed in US$000's

	As of
	December 31,
	2013	2012
	(unaudited)
Cash and cash equivalents	$10,664	$12,921
Long-term debt
Bank indebtedness	460,000	277,000
Senior notes	2,010,000	1,560,000
	$2,470,000	$1,837,000

Reconciliation of Operating Cash Flow and Net Cash Provided by Operating Activities (unaudited)
All amounts expressed in US$000's
The following table reconciles net cash provided by operating activities with operating cash flow as derived from the company's financial information.

	For the Year Ended		For the Quarter Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net cash provided by operating activities	$472,638	$654,825	$145,567	$174,750
Net changes in operating assets and liabilities and other non-cash items*	33,675	58,291	(15,148)	(25,453)

Net cash provided by operating activities before changes in operating assets and liabilities	$506,313	$713,116	$130,419	$149,297

Ultra Petroleum Corp.
Hedging Summary
February 20, 2014

The company has the following hedge positions in place to mitigate its commodity price exposure:

NYMEX	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014
Natural Gas Swaps:
Volume (Bcf)	10.4	43.7	44.2	20.1	118.4
$/MMbtu	$ 4.39	$ 3.90	$ 3.90	$ 4.01	$ 3.96
$/Mcf	$ 4.65	$ 4.13	$ 4.13	$ 4.26	$ 4.20

Crude Oil Swaps:
Volume (MBbls)	268.5	318.5	322.0	322.0	1,231.0
$/Bbl	$ 92.41	$ 92.34	$ 92.34	$ 92.34	$ 92.36

Note: Amounts may not total due to rounding.

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes certain non-GAAP performance measures may provide users of this financial information with additional meaningful comparisons between current results and the results of the company's peers and of prior periods.

(1) Operating Cash Flow is defined as Net cash provided by operating activities before changes in operating assets and liabilities and other non-cash items. Management believes that the non-GAAP measure of operating cash flow is useful as an indicator of an oil and gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt.  The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

Management presents the following measures because (i) they are consistent with the manner in which the company's performance is measured relative to the performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

(2) Adjusted Net Income is defined as Net income (loss) adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods.

(3) Adjusted Net Income Margin is defined as Adjusted Net Income divided by the sum of Oil and natural gas sales plus Realized gain (loss) on commodity derivatives.

(4) Adjusted Operating Cash Flow Margin is defined as Operating Cash Flow divided by the sum of Oil and natural gas sales plus Realized gain (loss) on commodity derivatives.

*Other non-cash items include (reduction in) excess tax benefit from stock based compensation and other.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and crude oil exploration, development and production. The company is listed on the New York Stock Exchange and trades under the ticker symbol "UPL". Additional information on the company is available at www.ultrapetroleum.com.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the company's business are set forth in its filings with the SEC, particularly in the section entitled "Risk Factors" included in its Annual Report on Form 10-K for the most recent fiscal year and from time to time in other filings made by the company with the SEC. These risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in Wyoming and Pennsylvania, the timing and extent of the company's success in discovering, developing, producing and estimating reserves, the effects of weather and government regulation, and the availability of oil field personnel, services, drilling rigs and other equipment. Full details regarding the selected financial information provided above will be available in the company's report on Form 10-K for the year ended December 31, 2013.

CONTACT: Kelly L. Whitley, Director, Investor Relations, Phone: 281-582-6602, Email: kwhitley@ultrapetroleum.com; Julie E. Danvers, Manager, Investor Relations, Phone: 281-582-6604, Email: jdanvers@ultrapetroleum.com